EXHIBIT 10.1

FOURTH AMENDMENT TO AMENDED AND RESTATED
ACCOUNTS RECEIVABLE FINANCING AGREEMENT

This Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Accounts Receivable Financing Agreement is entered into as of September 10, 2003, by and among (i) SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and (ii) SATCON TECHNOLOGY CORPORATION, a Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts (FAX 617-661-3373); SATCON POWER SYSTEMS, INC., Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts; SATCON APPLIED TECHNOLOGY, INC., a Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts; SATCON ELECTRONICS, INC., a Delaware corporation with offices located at 161 First Street, Cambridge, Massachusetts; and SATCON POWER SYSTEMS CANADA LTD. a corporation organized under the laws of the Province of Ontario, Canada with offices located at 161 First Street, Cambridge, Massachusetts (individually and collectively, jointly and severally, “Borrower”).

1.                                       DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain Amended and Restated Accounts Receivable Financing Agreement dated as of April 4, 2003, as amended by a certain First Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of June 24, 2003, as further amended by a certain Second Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of August 11, 2003, and as further amended by a certain Third Amendment to Amended and Restated Accounts Receivable Financing Agreement dated as of September 2, 2003 (as amended from time to time, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the “Obligations”.

2.                                       DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.                                       DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1.                                       The Loan Agreement shall be amended by deleting the following definitions appearing in Section 1, thereof:

““Capitalization Event” is the issuance by Borrower of equity or subordinated debt after the date hereof to investors acceptable to Bank resulting in the receipt of net proceeds to Borrower of at least Eight Hundred Thousand Dollars ($800,000.00) in cash.

“Facility Amount” is Five Million Dollars ($5,000,000.00).”

and inserting in lieu thereof the following:

““Capitalization Event No. 1” is, after September 8, 2003, the issuance by Borrower of equity or subordinated debt to investors acceptable to Bank resulting in the receipt of net proceeds to Borrower of at least Seven Hundred Thousand Dollars ($700,000.00) in cash.

“Facility Amount” is Five Million Dollars ($5,000,000.00), provided, however, than until the occurrence of each of Capitalization Event No. 1 and Capitalization Event No. 2, and provided that no Event of Default has occurred, the maximum Facility Amount shall be Three Million One Hundred Twenty Five Thousand Dollars ($3,125,000.00).”

2.                                       The Loan Agreement shall be amended by inserting the following definition, in alphabetical order, in Section 1, thereof:

““Capitalization Event No. 2” is, after the occurrence of Capitalization Event No. 1, the issuance by Borrower of equity or subordinated debt to investors acceptable to Bank, or the sale of assets by Borrower (provided such sale of assets is acceptable to Bank), resulting in the receipt of net proceeds to Borrower of at least One Million Dollars ($1,000,000.00) in cash.”

3.                                       The Loan Agreement shall be amended by deleting the following text appearing in Section 3.4, thereof:

“On each Reconciliation Day, Borrower will pay to Bank a Collateral Handling Fee, equal to 0.45% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period.”

and inserting in lieu thereof the following:

“On each Reconciliation Day, Borrower will pay to Bank a Collateral Handling Fee, equal to: (a) 0.55%  per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period, prior the occurrence of Capitalization Event No. 1 and Capitalization Event No. 2, and (b) 0.45% per month of the average daily Financed Receivable Balance outstanding during the applicable Reconciliation Period, after the occurrence of Capitalization Event No. 1 and Capitalization Event No. 2.”

4.                                       The Loan Agreement shall be amended by deleting the following text appearing in Section 6.3(M), thereof:

“(M)                      Maintain at all times an Adjusted Tangible Net Worth of Nine Million Dollars ($9,000,000.00).”

and inserting in lieu thereof the following:

“(M)                      Maintain at all times, to be tested monthly, an Adjusted Tangible Net Worth equal to or greater than the aggregate of: (a)(i) Four Million Five Hundred Thousand Dollars ($4,500,000.00) as of the month ended August 31,  2003; (ii) Four Million Eight Hundred Thousand Dollars ($4,800,000.00) as of the month ending September 30, 2003; (iii) Three Million Seven Hundred Thousand Dollars ($3,700,000.00) as of the month ending October 31, 2003; (iv) Three Million Six Hundred Thousand Dollars ($3,600,000.00) as of the month ending November 30, 2003; (v) Four Million Seven Hundred Thousand Dollars ($4,700,000.00) as of the month ending December 31, 2003; (vi) Three Million Six Hundred Thousand Dollars ($3,600,000.00) as of the month ending January 31, 2004; (vii) Three Million Five Hundred Thousand Dollars ($3,500,000.00) as of the month ending February 28, 2004 and for each month thereafter, plus (b) 100% of the amount of proceeds received by Borrower in connection with any issuance of equity or subordinated debt, including Capitalization Event No. 1 and Capitalization Event No. 2, minus (c) a maximum of Seven Hundred Thousand Dollars ($700,000.00) in past and current expenses approved by the Bank which have been netted out of the H.C. Wainwright equity/sub debt financing upon the closing of same.”

5.                                       The Loan Agreement shall be amended by deleting the following text appearing in Section 6.3(N), thereof:

“(N)                         Cause a Capitalization Event to occur on or before July 31, 2003.”

and inserting in lieu thereof the following:

“(N)                         (i) Cause Capitalization Event No. 1 to occur on or before September 10, 2003, and (ii) Cause Capitalization Event No. 2 to occur on or before October 10, 2003.”

B.                                     Waivers.

1.                                       Bank hereby waives Borrower’s existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth is Section 6.3(M) thereof as of the month ending July 31, 2003.  Bank’s waiver of Borrower’s compliance of said affirmative covenant shall apply only to the foregoing specific period.

4.                                       FEES.  Borrower shall pay to Bank a modification fee equal to Seven Thousand Five Hundred Dollars ($7,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.                                       RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of December 19, 2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Intellectual Property Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said Intellectual Property Security Agreement, shall remain in full force and effect.

6.                                       CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7.                                       RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8.                                       NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9.                                       CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Fourth Amendment, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Fourth Amendment in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Fourth Amendment shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Fourth Amendment.

10.                                 COUNTERSIGNATURE.  This Fourth Amendment shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Fourth Amendment become effective until signed by an officer of Bank in California).

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This Fourth Amendment is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:
SATCON TECHNOLOGY CORPORATION

By	/s/Ralph M. Norwood

Name:	Ralph M. Norwood

Title	VP & CFO

SATCON POWER SYSTEMS, INC.

By	/s/Ralph M. Norwood

Name:	Ralph M. Norwood

Title	VP & CFO

SATCON APPLIED TECHNOLOGY, INC.

By	/s/Ralph M. Norwood

Name:	Ralph M. Norwood

Title	VP & CFO

SATCON ELECTRONICS, INC.

By	/s/Ralph M. Norwood

Name:	Ralph M. Norwood

Title	VP & CFO

SATCON POWER SYSTEMS CANADA LTD.

By	/s/Ralph M. Norwood

Name:	Ralph M. Norwood

Title	VP & CFO

BANK:
SILICON VALLEY BANK

By	/s/John K. Peck

Title	Vice President